EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Chemical Financial Corporation, pertaining to the Chemical Financial Corporation Stock Option Plan for Option Holders of Shoreline Financial Corporation, of our report dated January 21, 2000, with respect to the consolidated financial statements of Chemical Financial Corporation, incorporated by reference in the Annual Report (10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

March 2, 2001
Detroit, Michigan